April 12, 2007

Matson Navigation Company, Inc.
555 12th Street
Oakland, CA  94607

Ladies and Gentlemen:

Reference is made to the Amended and Restated Note Agreement (the "Agreement") dated May 19, 2005, by and between Matson Navigation Company, Inc. (the "Company"), on the one hand, and the undersigned, on the other hand.  Pursuant to paragraph 11C of the Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned and the Company agree that:

1.           Clause (i) of paragraph 7A of the Agreement is amended and restated in its entirety as follows:

(i)           the Company defaults in the payment of any principal of, or interest or Yield-Maintenance Amount on, any Note for more than five Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

2.           Clause (iv) of paragraph 7A of the Agreement is amended and restated in its entirety as follows:

(iv)           the Company fails to perform or observe any agreement contained in paragraph 5C(1) or paragraph 6 hereof (other than paragraph 6A hereof), or in paragraph 6A hereof and, with respect to paragraph 6A hereof, (a) at the time of such failure there is either a Specified Debt Rating in effect with respect to the Company or there is no Debt Rating in effect with respect to the Company or (b) such failure continues for a period equal to the lesser of (1) ten Business Days and (2) the shortest grace period (if any) provided with respect to a breach of the equivalent covenant in either that certain Senior Secured Reducing Revolving Credit Facility dated as of June 28, 2005 among the Company, the banks and financial institutions party thereto and DnB Nor Bank ASA, acting through its New York Branch, as arranger, administrative agent and security trustee or that certain Credit Agreement dated as of December 28, 2006, among the Company, First Hawaiian Bank and the other persons party thereto; or

3.           The defined term "Consolidated Net Worth" in paragraph 10B of the Agreement is amended and restated in its entirety as follows:

"Consolidated Net Worth" shall mean, at any time of determination thereof, for the Company and Subsidiaries determined in accordance with GAAP, the sum of (i) consolidated shareholders' equity, and (ii) any consolidated mezzanine equity (or other temporary or non-permanent equity) resulting from the application of Statement of Financial Accounting Standards No. 123R and related stock based compensation awards issued to management which are puttable upon a change of control; provided, that any determination of Consolidated Shareholders' Equity shall exclude all non-cash adjustments to Consolidated Shareholders' Equity resulting from the application of Statement of Financial Accounting Standards No. 158 (Employers' Accounting fro Defined Benefit Pension and Other Postretirement Benefit Plans), which non-cash adjustments shall not exceed $50,000,000 for periods ending on or before December 31, 2006.

4.           The following defined terms are added to paragraph 10B of the Agreement:

"Debt Rating" shall mean, as of any date of determination, a currently effective non-credit enhanced senior unsecured long term debt rating issued by Moody's Investors Service, Inc. or any successor thereto ("Moody's") or by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto ("S&P").

"Specified Debt Rating" shall mean a Debt Rating from Moody's of lower than Baa2 of from S&P of lower than BBB.

If you are in agreement with the foregoing, please execute each of the enclosed counterparts of this letter agreement in the space indicated below and return them to Prudential Capital Group at:  Four Embarcadero Center, Suite 2700, San Francisco, CA  94111, Attention:  James F. Evert.  This letter agreement shall be effective as of the date first appearing above upon its execution and delivery by each party named as a signatory hereto.

Sincerely,

The Prudential Insurance
  Company of America

By:  /s/ Mathew Douglass
Title:  Vice President

Pruco Life Insurance Company

By:  /s/ Mathew Douglass
Title:  Vice President

Acknowledged and agreed:

Matson navigation company, Inc.

By:  /s/ James S. Andrasick
Title:  President and CEO

By:  /s/ Timothy H. Reid
Title:  Treasurer